UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 23, 2005

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place
Moline, Illinois 61265
(Address of principal executive offices and zip code)

(309) 765-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

John Deere Performance Bonus Plan

On February 23, 2005, at the Annual Meeting of Stockholders of Deere & Company (the “Company”) the stockholders re-approved the John Deere Performance Bonus Plan (the “Plan”). The Plan was initially approved by the stockholders in 1995 and the performance goals under the Plan were re-approved by the stockholders in 2000. The Plan provides annual cash bonuses to salaried employees of the Company and its subsidiaries if performance goals are achieved. The description which follows is qualified in its entirety by reference to the full text of the Plan as set forth in the exhibit.

	Purpose	The purpose of the Plan is to provide participants with a meaningful incentive opportunity geared toward the achievement of specific performance goals.

Administration

The Plan is administered by the Committee on Compensation of the Board or a subcommittee thereof (the “Committee”), which shall be comprised of at least two members of the Board of Directors of the Company (“Board”) who are not current or former officers or employees of the Company. Each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”). The Committee has the authority to interpret the Plan and maintain administrative guidelines relating to the Plan.

Eligibility and Participation

All full-time, salaried employees who are actively employed by the Company during the Company’s fiscal year are eligible to participate in the Plan for such fiscal year. From those persons eligible, the Committee determines annually those who will participate in the Plan. Based on current participation levels, it is anticipated that at the time of stockholder re-approval, approximately 15,500 employees will be eligible to participate in the Plan.

To meet the requirements of Section 162(m) of the Code, certain more restrictive provisions of the Plan apply only to “executive officers.” For purposes of the Plan, “executive officers” shall be those employees designated by the Committee from year to year for purposes of qualifying payouts under the Plan for exemption from the restrictions on tax deductibility under Section 162(m).

Award Determination

Prior to each fiscal year, or as soon as practicable thereafter, the Committee will establish performance goals which may be based on any combination of consolidated Company, business unit, division, product line, other segment, and individual performance measures. Performance measures with respect to executive officers, as designated by the Committee, will be determined annually from among the following factors, or any combination of the following, as the Committee deems appropriate: (a) total stockholder return; (b) growth in revenues, sales, settlements, market share, customer conversion, net income, stock price, and/or earnings per share; (c) return on assets, net assets, and/or capital; (d) return on stockholders’ equity; (e) economic or shareholder value added; or (f) improvements in costs and/or expenses. Prior to each fiscal year, or as soon as practicable thereafter, the Committee will also establish, for each job classification, various levels of award payments depending upon the level of achievement of the performance goals. Final awards will be based on the level of achievement of the performance goals, the participant’s job classification, salary and the predetermined award payout levels. Except with respect to executive officers, the Committee has the discretion to adjust performance goals and payout levels during a fiscal year. With respect to executive officers, the Committee can reduce or eliminate the amount of the final award and can exercise such other discretion as on the advice of tax counsel will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan. The maximum amount payable under the Plan to a participant for any year will be $5,000,000.

Payments

All awards will be payable in cash as soon as practicable after the end of the fiscal year and after the Committee certifies in writing that the performance goals and any other relevant terms of the awards have been satisfied.

Termination of Employment

In the event of the death, disability, retirement or transfer of a participant to a non-participating business unit, the final award of such participant will be reduced to reflect participation prior to the termination only. In the event of any other kind of termination of service, the participant’s award for the fiscal year of termination is forfeited. However, the Committee has discretion to pay a partial award for the portion of the year that the participant was employed by the Company.

Change in Control

In the event of a change in control of the Company, participants employed by the Company as of the date of the change in control will be entitled to the greater of an award based on actual performance to such date or an award based on targeted performance. Awards will be paid within thirty days after a change in control. A change in control is defined as a dissolution, liquidation, merger, or consolidation in which the Company is not the surviving corporation, or the acquisition of thirty percent or more of the Company’s common stock by one individual, corporation, or other entity.

The payment of awards in the event of a change in control may have the incidental effect of increasing the net cost of such change in control and, thus, theoretically could render more difficult or discourage such a change in control, even if such change in control would be beneficial to stockholders generally.

	Duration of the Plan	The Plan shall remain in effect until it is terminated by the Committee or the Board of Directors of the Company.

Amendment

The Committee may, at any time, amend any or all of the provisions of the Plan or suspend or terminate it entirely. No amendment, suspension or termination may reduce the rights of a participant under an award without the participant’s consent.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective at its meeting on February 23, 2005, the Board of Directors (the “Board”) amended Article III, Sections 4 and 6 of the bylaws of the Company. The amendments to Section 4 enable the Board to designate the dates, times and places of the regular meetings of the Board and provide that one such meeting shall be held as soon as practicable following the adjournment of the annual meeting of stockholders. Previously, the bylaws had specified the dates of regular meetings of the Board.

The amendments to Section 6 specify the notice required for regular meetings of the Board. The bylaws will continue to state that no notice is required for the regular meeting following the annual meeting of stockholders.

Item 8.01	Other Events

The following is the text of a press release issued by Deere & Company on February 23, 2005.

DEERE & COMPANY ANNOUNCES QUARTERLY DIVIDEND

Moline, Illinois – (February 23, 2005) – The Deere & Company Board of Directors today increased the regular quarterly dividend from $.28 per share to $.31 per share, payable May 2, 2005, to stockholders of record on March 31, 2005. At the new level, the indicated annual dividend is $1.24 per share.

Safe Harbor Statement

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including projections regarding future dividends, are based on current expectations and are subject to uncertainty and changes in circumstances. More detailed information about risks and uncertainties is contained in Deere & Company filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

	(c)	Exhibits

		(3)	Bylaws of the registrant

		(10)	John Deere Performance Bonus Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ JAMES H. BECHT
James H. Becht
Secretary

Dated: February 24, 2005

EXHIBIT INDEX

Number and Description of Exhibit

(3)	Bylaws of the registrant

(10)	John Deere Performance Bonus Plan (Incorporated by reference from Appendix A to Notice and Proxy Statement of registrant for the Annual Stockholder Meeting on February 23, 2005).